Exhibit 5.1

February 22, 2011

Forestar Group Inc.

6300 Bee Cave Road, Building Two, Suite 500

Austin, Texas 78746

Re:	Forestar Group Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Forestar Group Inc., a Delaware corporation (the “Company”), in connection with the shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to the issuance and sale from time to time by the Company of the following securities of the Company: (i) shares of common stock, $1.00 par value per share (“Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (“Preferred Stock”), which may be issued in one or more series; (iii) debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured (“Debt Securities”) which may be issued in one or more distinct series under an indenture relating to the Debt Securities (the “Indenture”), proposed to be entered into between the Company and the trustee to be named therein (the “Trustee”); (iv) guarantees of the Debt Securities (“Guarantees”) that may be issued from time to time by Forestar (USA) Real Estate Group Inc. (the “Guarantor”); (v) warrants (“Warrants”) to purchase debt or equity securities which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”); (vi) rights to purchase shares of Series A Participating Preferred Stock of the Company, which are attached to all shares of Common Stock issued, pursuant to the Rights Agreement (the “Rights Agreement”), dated December 11, 2007, between Forestar Real Estate Group Inc. and Computershare Trust Company, N.A., as rights agent (the “Purchase Rights”); and (vii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Purchase Rights or

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February 22, 2012

Warrants, including such shares of Common Stock, Preferred Stock or Debt Securities as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Guarantees, the Purchase Rights, the Warrants, and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware and as certified by the Secretary of the Company (the “Certificate of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company, as currently in effect and as certified by the Secretary of the Company (the “Bylaws”);

(iv)	the form of Indenture between the Company and the Trustee, filed as an exhibit to the Registration Statement;

(v)	the Rights Agreement;

(vi)	a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on February 14, 2012, relating to the registration of the Offered Securities, as certified by the Secretary of the Company;

(vii)	the certificate of incorporation of the Guarantor, as certified by the Secretary of the State of Delaware (the “Guarantor Certificate of Incorporation”);

(viii)	the bylaws of the Guarantor, as currently in effect (the “Guarantor Bylaws” and together with the Guarantor Certificate of Incorporation, the “Guarantor Organizational Documents”); and

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February 22, 2012

(ix)	a copy of certain resolutions of the board of directors of the Guarantor, adopted on February 22, 2012, relating to the registration of the Offered Debt Securities (as defined below) and the Guarantees.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantor and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto, other than the Company and the Guarantor, will have been duly organized and be validly existing in good standing, and had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties; and (iii) that the Board of Directors acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement.

We have also assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, and that such choice is a valid and legal provision. We have assumed that the Indenture, any supplemental indenture to the Indenture and the Warrant Agreements will be duly authorized, executed and delivered by the Trustee and Warrant Agents, as the case may be, and, in the case of the Indenture, in substantially the form reviewed by us, and that any Debt Securities or Warrants that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee and any Warrant Agent, as the case may be. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporations Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is

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February 22, 2012

limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. It should be understood that our opinion addresses the Purchase Rights and the Rights Agreement in their entirety and not any particular provision of the Purchase Rights or the Rights Agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights. We do not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Purchase Rights at some future time based on the facts and circumstances existing at that time.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of any Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), and the Purchase Rights relating to such Offered Common Stock (the “Offered Purchase Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned; and (vii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants) and the Offered Purchase Rights, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Common Stock.

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February 22, 2012

2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (viii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3. With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the Rules and Regulations thereunder; (iii) if the Offered Debt Securities are to

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be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Guarantor, if applicable, and the other parties thereto; (iv) the Indenture and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Guarantor, if applicable, and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the boards of directors of the Guarantor, including any appropriate committees appointed thereby, and appropriate officers of the Guarantor have taken all necessary corporate action to approve the Guarantees, if any, of the Offered Debt Securities and related matters; (vii) the terms of the Offered Debt Securities, including the Guarantees, if any, and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture relating to such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation, Bylaws or the Guarantor Organizational Documents, or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor; and (viii) the Offered Debt Securities, including the Guarantees, if any, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture relating to such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold or otherwise distributed in accordance with the Indenture and any supplemental indenture relating to such Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, and the Guarantees thereon, if any, when granted in accordance with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, will be duly authorized and validly issued and will be valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or

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composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4. With respect to any Warrants offered by the Company, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants (including any Offered Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

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February 22, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP